As filed with the Securities and Exchange Commission on September 25, 2009
Registration No. 333-161750

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3/A
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
Standard Parking Corporation
(Exact name of registrant as specified in its charter)

Delaware	16-1171179
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
900 N. Michigan Avenue, Suite 1600, Chicago, Illinois 60611-1542
(312) 274-2000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert N. Sacks, Esq.
Executive Vice President—General Counsel and Secretary
Standard Parking Corporation
900 North Michigan Avenue, Suite 1600
Chicago, Illinois 60611-1542
(312) 274-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Todd Arkebauer, Esq.
Christopher P. Bennett, Esq.
Reed Smith LLP
10 South Wacker Drive, Suite 4000
Chicago, Illinois 60606
(312) 207-1000
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated September 25, 2009
PROSPECTUS
7,581,842 of Common Stock Offered by the Selling Stockholders
The selling stockholders may elect from time to time to offer and sell up to 7,581,842 shares of our common stock, par value $0.001 per share, in one or more offerings. The selling stockholders may elect to sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may elect to sell the shares of common stock in the section titled “Plan of Distribution” on page 10.
We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.
Our common stock is traded on the NASDAQ Global Select Market under the symbol “STAN.” The last reported sale price of our common stock on the NASDAQ Global Select Market on September 22, 2009 was $17.78 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus. You should also review carefully any risk factors included in an applicable prospectus supplement and in the documents incorporated by reference into this prospectus for a discussion of risks that you should consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 25, 2009

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” using a “shelf” registration process. Under this shelf registration process, the selling stockholders may elect to sell up to 7,581,842 shares of our common stock in one or more offerings.
This prospectus contains a general description of the shares of our common stock that the selling stockholders may elect to offer. Each time shares of our common stock are offered, the selling stockholders will provide a prospectus supplement that contains specific information about the offering and attach it to this prospectus. The prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you may also add, update or change the information contained in this prospectus. This prospectus may not be used to offer or sell shares of our common stock unless it is accompanied by a prospectus supplement.
To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference in this prospectus or an applicable prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
As permitted by the rules and regulations of the SEC, the registration statement, of which this prospectus forms a part, includes additional information not contained in this prospectus. You should read this prospectus, the registration statement and an applicable prospectus supplement together with the documents incorporated by reference into this prospectus before buying any shares of our common stock in this offering.
You should rely only on the information contained or incorporated by reference in this prospectus and an applicable prospectus supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer of our common stock in any state where the offer is not permitted.
Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, an applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
In this prospectus, unless indicated otherwise: (1) ”Standard Parking,” the “company,” “we,” “us” and “our” refer to Standard Parking Corporation; and (2) “selling stockholders” refers to GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund, Ltd., GSO Special Situations Overseas Benefit Plan Fund, Ltd., GSO Capital Opportunities Fund LP, and CML VII, LLC.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement, including information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” These statements relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. These statements also relate to our future prospects, developments and business strategies. The statements contained in this prospectus and any accompanying prospectus supplement, including information we incorporate by reference, which are not statements of historical fact, may include forward-looking statements that involve a number of risks and uncertainties.
We have used the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will” and similar terms and phrases, including references to assumptions in this prospectus and any accompanying prospectus supplement, including information we incorporate by reference, to identify forward-looking statements. These forward looking statements are made based on our management’s expectations and beliefs concerning future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. These uncertainties and factors could cause our actual results to differ materially from those matters expressed in or implied by these forward-looking statements. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:
•	the recession and turmoil in the credit markets and financial services industry;

•	changes in general economic and business conditions or demographic trends;

•	the financial difficulties or bankruptcy of our major clients, including the impact on our ability to collect receivables;

•	availability, terms and deployment of capital;

•	potential impact on the market price of our common stock from the sale or offer of a substantial amount of our common stock by our largest stockholders and the ability of our largest stockholders to influence our major corporate decisions;

•	potential for change of control default under our credit agreement if an unaffiliated person obtains a majority of our common stock;

•	the loss, or renewal on less favorable terms, of management contracts and leases;

•	our ability to renew our insurance policies on acceptable terms, the extent to which our clients choose to obtain insurance coverage through us and our ability to successfully manage self-insured losses;

•	seasonal trends, particularly in the first quarter of each year;

•	the impact of public and private regulations;

•	our ability to form and maintain relationships with large real estate owners, managers and developers;

•	integration of future acquisitions in light of challenges in retaining key employees, synchronizing business processes and efficiently integrating facilities, marketing and operations;

•	the ability to obtain performance bonds on acceptable terms to guarantee our performance under certain contracts;

•	extraordinary events affecting parking at facilities that we manage, including emergency safety measures, military or terrorist attacks and natural disasters;

•	changes in federal and state regulations including those affecting airports, parking lots at airports or automobile use;

•	the loss of key employees;

•	development of new, competitive parking-related services; and

•	the other factors discussed under “Risk Factors” elsewhere in this prospectus.

All of our forward-looking statements should be considered in light of these factors. All of our forward-looking statements speak only as of the date they were made, and we undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise, except as may be required under applicable securities laws and regulations.
OUR COMPANY
We are a leading national provider of parking facility management services. We provide on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. We manage approximately 2,200 parking facilities, containing over one million parking spaces in over 330 cities across the United States and Canada. Our diversified client base includes some of the nation’s largest private and public owners, managers and developers of major office buildings, residential properties, commercial properties, shopping centers and other retail properties, sports and special event complexes, hotels, and hospitals and medical centers, including properties such as the MET Life Building in New York, the Four Seasons Hotel in Chicago, Harvard Medical School in Boston, Nationwide Arena in Columbus, Westfield Shoppingtown Century City in Los Angeles, and Greenway Plaza in Houston. As of September 1, 2009, we managed 134 parking-related and shuttle bus operations serving 64 airports, including Chicago O’Hare International Airport, Cleveland Hopkins International Airport and Denver International Airport.
Our headquarters are located at 900 N. Michigan Avenue, Suite 1600, Chicago, Illinois 60611-1542. Our telephone number is (312) 274-2000. Our web site address is www.standardparking.com. Our periodic reports and other information filed with or furnished to the SEC is available free of charge through our web site promptly after those reports and other information are electronically filed with or furnished to the SEC. Information contained on our web site or any other web site is not incorporated by reference into this prospectus, and you should not consider information contained on our web site or any other web site to be a part of this prospectus.
RISK FACTORS
Investing in our common stock involves a high degree of risk. You should review carefully any risk factors included in an applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including the matters discussed under “Risk Factors” in item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as well as any amendments thereto reflected in subsequent filings with the SEC, and in our quarterly reports on Form 10-Q for the quarterly periods ended March 31, 2009 and June 30, 2009 filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, for a discussion of risks that you should consider before investing in our common stock.
Our business, financial condition or results of operations could be adversely affected by any of these risks. If any of these risks occur, the value of our common stock may decline. These are not the only risks facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.
USE OF PROCEEDS
We will not receive any proceeds from the sale, if any, of shares of our common stock by the selling stockholders.

SELLING STOCKHOLDERS
The following table provides the name of each selling stockholder and the number of shares of our common stock offered by each selling stockholder under this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.
The selling stockholders do not have any position, office or other material relationship with us or any of our affiliates, nor have they had any position, office or material relationship with us or any of our affiliates within the past three years, except for those listed in the footnotes to the following table or otherwise disclosed in this prospectus. The number of shares beneficially owned by each stockholder and each stockholder’s percentage ownership prior to the offering is based on their outstanding shares of common stock as of September 1, 2009. The percentage of ownership indicated in the following table is based on 15,309,089 shares of common stock outstanding on September 1, 2009.
Information with respect to beneficial ownership has been furnished by each selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

			Maximum
	Shares Beneficially		Number of	Shares Beneficially
	Owned		Shares	Owned
	Before the Offering		Being	After the Offering
Name	Number	Percent	Offered	Number	Percent
GSO Special Situations Fund LP(1)(2)	2,505,409	16.4%	2,505,409	—	—
GSO Special Situations Overseas Master Fund, Ltd.(1)(2)	1,707,263	11.2%	1,707,263	—	—
GSO Special Situations Overseas Benefit Plan Fund, Ltd.(1)(2)	160,615	1.0%	160,615	—	—
GSO Capital Opportunities Fund LP(1)(2)	1,396,854	9.1%	1,396,854	—	—
CML VII, LLC(2)(3)	1,811,701	11.8%	1,811,701	—	—

(1)	GSO Capital Partners LP is the investment manager of each of GSO Special Situations Fund LP, GSO Special Situations Overseas Master Fund, Ltd., GSO Special Situations Overseas Benefit Plan Fund, Ltd. and GSO Capital Opportunities Fund LP (collectively, the “GSO Funds”), and in that respect holds discretionary investment authority for each of them, and, accordingly, may be deemed to be the beneficial owner of the shares held by the GSO Funds. GSO Advisor Holdings L.L.C. is the general partner of GSO Capital Partners LP, and, accordingly, may also be deemed to be the beneficial owner of the shares held by the GSO Funds. Blackstone Holdings I L.P. is the sole member of GSO Advisor Holdings L.L.C., and, accordingly, may also be deemed to be the beneficial owner of the shares held by the GSO Funds. Blackstone Holdings I/II GP Inc. is the general partner of Blackstone Holdings I L.P., and, accordingly, may also be deemed to be the beneficial owner of the shares held by the GSO Funds. The Blackstone Group L.P. is the controlling shareholder of Blackstone Holdings I/II GP Inc., and, accordingly, may also be deemed to be the beneficial owner of the shares held by the GSO Funds. Blackstone Group Management L.L.C. is the general partner of The Blackstone Group L.P., and, accordingly, may also be deemed to be the beneficial owner of the shares held by the GSO Funds. Stephen A. Schwarzman is the founding member of Blackstone Group Management L.L.C., and, accordingly, may also be deemed to be the beneficial owner of the shares held by the GSO Funds. In addition, each of Bennett J. Goodman, J. Albert Smith III and Douglas I. Ostrover may have shared investment control with respect to the shares held by the GSO Funds, and, accordingly, may also be deemed to be the beneficial owner of the shares held by the GSO Funds. Each of the above, other than the GSO Funds, disclaims beneficial ownership of the shares held by each of the GSO Funds, except to the extent of such party’s pecuniary interest therein. Each of the GSO Funds is affiliated with a registered broker-dealer.

(2)	The GSO Funds, CML VII, LLC and GSO Capital Partners LP entered into a letter agreement regarding the voting and disposition of the shares held by the GSO Funds and CML VII, LLC, dated as of May 15, 2009. As a result, the parties to the letter agreement may be deemed to have acquired beneficial ownership of all the shares of common stock subject to the letter agreement, an aggregate of 7,581,842 shares, as a “group” as defined under the Exchange Act. Each of the GSO Funds and GSO Capital Partners LP is affiliated with a registered broker-dealer. Each of the GSO Funds and CML VII, LLC disclaims any beneficial ownership with respect to shares of common stock held by the other parties to the letter agreement, and GSO Capital Partners LP disclaims any beneficial ownership with respect to the shares of common stock subject to the letter agreement except to the extent of its pecuniary interest therein, as described in the previous footnote. The number of shares of common stock shown for each of the GSO Funds and CML VII, LLC in the table does not include shares that may be deemed to be beneficially owned by such selling stockholders solely as a result of the letter agreement.

(3)	Contrarian Funds, L.L.C. is the sole member of CML VII, LLC. Contrarian Capital Management, L.L.C. is the investment manager of CML VII, LLC. Jon R. Bauer is managing member of Contrarian Capital Management, L.L.C. Contrarian Capital Management, L.L.C. and Jon R. Bauer disclaim beneficial ownership of the reported securities held by CML VII, LLC except to the extent of their pecuniary interest therein.
Timothy J. White, one of our directors, is a Senior Managing Director and Co-Head of Mezzanine Investing and Head of Private Equity Investing for GSO Capital Partners LP, an affiliate of the GSO Funds that are selling stockholders.
Each selling stockholder that is an affiliate of a broker-dealer has informed us that it acquired the shares being registered for resale in the ordinary course of business and at the time of such acquisition, it had no agreements or understandings, directly or indirectly, with any person to distribute the shares.
Additional information about the selling stockholders will be set forth in prospectus supplements, post-effective amendments and/or filings we make with the SEC under the Exchange Act that are incorporated by reference. Each prospectus supplement, post-effective amendment and/or filing under the Exchange Act will include the following information:
•	the number of shares of our common stock then held by the selling stockholders;

•	the number of shares of our common stock then being offered by the selling stockholders; and

•	the number of shares (and, if one percent or more, the percentage) of our common stock owned by the selling stockholders after completion of the offering.

DESCRIPTION OF CAPITAL STOCK
The following summary of the rights of our common stock is not complete and is qualified in its entirety by reference to our second amended and restated certificate of incorporation, as amended, and third amended and restated by-laws, copies of which are incorporated by reference to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Under our charter, our authorized capital stock consists of 21,300,000 shares of common stock, $0.001 par value per share, and ten shares of preferred stock, $0.001 par value per share.
Common Stock
Voting Rights
Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of our common stock are not entitled to cumulate voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
Dividends
Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distribution, if any, as may be declared by our board of directors out of funds legally available therefor.
Liquidation
In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.
Rights and Preferences
Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Fully Paid and Nonassessable
All outstanding shares of our common stock are, and all shares of our common stock to be outstanding upon completion of the offering will be, validly issued, fully paid and nonassessable.
Restrictions on Alienability
Pursuant to a registration rights agreement dated as of June 2, 2004, which the selling stockholders became party to on May 15, 2009 (as described below), until such time as any shares of the common stock being registered hereunder are sold in one or more transactions registered under the Securities Act or pursuant to Rule 144 under the Securities Act, such shares may not be transferred unless the transferee has agreed in writing to be bound by the terms of the registration rights agreement.

Preferred Stock
As of September 1, 2009, we had no shares of preferred stock outstanding.
Under the terms of our second amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by the stockholders and subject to the limits imposed by the Delaware General Corporation Law, or “DGCL,” to issue up to ten shares of preferred stock. The issuance of preferred stock would have the effect of restricting dividends on our common stock, diluting the voting power for our common stock and impairing the liquidation rights of our common stock. At present, we have no plans to issue any shares of preferred stock.
Registration Rights
On June 2, 2004, we entered into a registration rights agreement with Steamboat Industries LLC, or “Steamboat,” our former parent company. Steamboat transferred all of its rights under the registration rights agreement to the selling stockholders together with substantially all of its Standard Parking common stock, and the selling stockholders agreed in writing to be bound by the terms of this agreement. Pursuant to the registration rights agreement, the selling stockholders exercised their demand registration rights before such rights terminated on May 27, 2009, and the registration statement of which this prospectus is a part was filed pursuant to the selling stockholders’ demand notice to register all of the 7,581,842 shares of our common stock that they hold. In addition, in most circumstances when we propose to register any of our equity securities under the Securities Act (other than pursuant to a demand registration mentioned above), the selling stockholders will have the opportunity to register their shares of our common stock on such registration statement, subject to cut-backs required by any underwriter. The registration rights terminate to the extent these shares of common stock are sold in a public offering.
Anti-Takeover Provisions
Certificate of Incorporation and By-laws Provisions
Provisions of our second amended and restated certificate of incorporation, as amended, and third amended and restated by-laws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officer and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the company to negotiate with us first. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in our control. The amendment of any of these anti-takeover provisions would require approval by holders of at least a majority of our outstanding common stock entitled to vote.
In particular, our certificate of incorporation and by-laws provide the following:
Special Meeting of Stockholders. Our certificate of incorporation and by-laws provide that special meetings of our stockholders may be called only by (i) the chairperson of the board of directors, or (ii) the board of directors acting pursuant to a resolution adopted by a majority of the members of the board.
Special Meeting of the Board of Directors. Special meetings of the board may only be called by (i) the chairperson of the board of directors, or (ii) the majority of the members of the board.
Number of Directors Fixed by Board of Directors. The size of the board of directors may be increased or decreased only by the affirmative vote of a majority of the directors. The certificate of incorporation limits the maximum number of directors to nine.
Authorized But Unissued Shares. The authorized but unissued shares of our common stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Advance Notice Requirements for Nominations of Directors. Our by-laws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for an election of directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to our secretary at our principal place of business no later than the close of business on the 120 th day nor earlier than the close of business on the 150 th day prior to the anniversary date of the preceding year’s annual meeting of stockholders. In the event we call a special meeting of stockholders for the purpose of electing one or more directors to the board, a stockholder seeking to nominate candidates for an election of directors at such special meeting must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to our secretary at our principal place of business no later than the close of business on the 90 th day nor earlier than the close of business on the 120 th day prior to the special meeting or the 10 th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board to be elected at such meeting. In addition, our by-laws also specify requirements as to form and content of a stockholder’s notice. These provisions may preclude stockholders from bringing matters before an annual meeting of stockholders or from making nominations to our board of directors at an annual or special meeting of stockholders.
The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage.
Delaware Takeover Statute
We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
None of the selling stockholders is subject to the business combination restriction of Section 203 described above.
In connection with the possibility that the selling stockholders would come to hold a substantial amount of our common stock, we entered into a letter agreement with the selling stockholders dated February 11, 2009. Under this agreement, the selling stockholders agreed not to engage or cause any of their affiliates or associates to engage in any merger, consolidation or similar transaction involving the company or any direct or indirect majority-owned subsidiary of the company unless such transaction has been approved by our board of directors and a majority of the “Continuing Directors,” as defined therein. This agreement expires on February 11, 2010.
Concentration of Ownership
As of September 1, 2009, the selling stockholders owned or controlled 49.5% of our outstanding common stock, which could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company.
NASDAQ Global Select Market
Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “STAN.”

PLAN OF DISTRIBUTION
The selling stockholders may elect to sell all or a portion of the shares of our common stock covered by this prospectus from time to time in any of the following ways:
•	through underwriters or dealers;

•	in privately negotiated transactions;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	directly to a limited number of purchasers or to a single purchaser; and

•	through agents.
An applicable prospectus supplement will set forth the terms of the offering of our common stock, including:
•	the name or names of any underwriters, dealers or agents and the number of shares of our common stock underwritten or purchased by each of them; and

•	the public offering price per share of our common stock and the proceeds to the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.
Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
The selling stockholders may elect to affect the distribution of the shares from time to time in one or more transactions either:
•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of the sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.
Transactions through dealers may include block trades in which dealers will attempt to sell our common stock as agent but may position and resell the block as principal to facilitate the transaction. Our common stock may be sold through dealers or agents or to dealers acting as market makers.
If underwriters are used in the sale of any shares of our common stock, the shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The shares of our common stock may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the shares of our common stock will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the shares of our common stock if they purchase any of the shares (other than any shares purchased upon exercise of any over-allotment option).

The selling stockholders may elect to sell our common stock through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the shares and any commissions paid to them. Generally, any agent will be acting on a best-efforts basis for the period of its appointment.
Any underwriters, broker-dealers and agents that participate in the distribution of our common stock may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the shares of our common stock, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in the prospectus supplement.
Our common stock may be sold on any national securities exchange on which the shares may be listed at the time of sale, in the over-the-counter market or in transactions otherwise than on such exchanges or in the over-the-counter market or in transactions that include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges.
The selling stockholders may elect to enter into derivative transactions or forward sale agreements on the shares with third parties. In such event, the selling stockholders may elect to pledge the shares underlying such transactions to the counterparties under such agreements, to secure the selling stockholders’ delivery obligations. The counterparties or third parties may borrow shares from the selling stockholders or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, the selling stockholders may deliver shares to the counterparties that, in turn, the counterparties may deliver the selling stockholders or third parties, as the case may be, to close out the open borrowings of shares. The counterparty in such transactions will be an underwriter and will be identified in the prospectus supplement.
Underwriters or agents may purchase and sell shares of our common stock in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate activities that may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.
Our common stock is listed on the NASDAQ Global Select Market under the symbol “STAN.”
Agents and underwriters may be entitled to indemnification by us and the selling stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. The specific terms of the lock-up provisions in respect of any given offering will be described in the prospectus supplement. The selling stockholders may agree to indemnify an underwriter, broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have agreed to indemnify the selling stockholders against certain liabilities related to the sale of the common stock, including liabilities arising under the Securities Act. Under the registration rights agreement, we have also agreed to pay the costs, expenses and fees of registering the shares of common stock.
To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling the shares of common stock under this prospectus, the selling stockholders may elect to sell the shares of common stock in compliance with the provisions of Rule 144 under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act or not at all.
Each of the GSO Funds is an affiliate of a broker-dealer. CML VII, LLC has entered into a voting agreement with the GSO Funds and GSO Capital Partners LP, each of which is affiliated with a registered broker-dealer. The GSO Funds and CML VII, LLC each acquired the common stock being offered by it under this prospectus in the ordinary course of business. At the time of acquisition, none of the GSO Funds or CML VII, LLC had any agreement or understanding, directly or indirectly, with any person to distribute such securities.

LEGAL MATTERS
The validity of the shares of our common stock offered by this prospectus will be passed upon for us by Reed Smith LLP, Chicago, Illinois.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2008, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

DISCLOSURE OF THE SEC POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our second amended and restated certificate of incorporation, as amended, and third amended and restated by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus forms a part. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and our common stock, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.
We file reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy this information from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that web site is www.sec.gov.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future information filed (rather than furnished) with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering and also between the date of the initial registration statement and prior to effectiveness of the registration statement, provided, however, that we are not incorporating any information furnished under any of Item 2.02 or Item 7.01 of any current report on Form 8-K:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the SEC on March 13, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009 filed with the SEC on May 7, 2009;

•	our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the SEC on August 7, 2009;

•	our Current Reports on Form 8-K filed on February 3, 2009, February 9, 2009, May 18, 2009, June 19, 2009 (as amended on June 22, 2009), July 6, 2009 and August 6, 2009; and

•	the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A dated May 25, 2004, including any amendments or reports filed for the purpose of updating the description.
These documents may also be accessed on our website at www.standardparking.com. Except as otherwise specifically incorporated by reference in this prospectus, information contained in, or accessible through, our web site is not a part of this prospectus.
Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents by writing or telephoning us at the following address:
Standard Parking Corporation
Attention: Investor Relations
900 N. Michigan Avenue, Suite 1600
Chicago, Illinois 60611-1542
(312) 274-2000
PROSPECTUS
September 25, 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Standard Parking Corporation, or the “registrant,” in connection with the sale of the securities being registered hereby. All amounts are estimates except the Securities and Exchange Commission registration fee.

Amount to be Paid
Securities and Exchange Commission registration fee	$7,264
Printing and engraving expenses	25,000
Legal fees and expenses	100,000
Accounting fees and expenses	30,000
Miscellaneous	10,000

Total	$172,264

ITEM 15. Indemnification of Directors and Officers.
Reference is made to Section 102(b)(7) of the Delaware General Corporation Law, or the “DGCL,” which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The registrant’s second amended and restated certificate of incorporation, as amended, contains the provisions permitted by Section 102(b)(7) of the DGCL.
Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any persons, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of another corporation, or is or was serving at the request of such company as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interest and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudicated to be liable to the company. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.
The above provisions of the DGCL are nonexclusive.
The registrant’s second amended and restated certificate of incorporation, as amended, eliminates the personal liability of the directors of the registrant to the registrant and its stockholders for fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the registrant, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by any amendment to the DGCL.

The registrant’s second amended and restated certificate of incorporation, as amended, and third amended and restated by-laws provide for indemnification of directors or officers of the registrant to the fullest extent permitted by the provisions of Section 145 of the DGCL, as the same may be amended and supplemented.
The registrant maintains director and officer liability insurance policies which cover certain liabilities of directors and officers of the registrant arising out of claims based on acts or omissions in their capacities as directors or officers.
See also the undertakings set out in response to Item 17.
ITEM 16. Exhibits.
See the Exhibit Index immediately preceding the exhibits hereto, which is incorporated herein by reference.
ITEM 17. Undertakings.
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 (§ 239.13 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by us pursuant to Section 13 and Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Exchange Act and will be governed by the final adjudication of such issue.
(d) The undersigned registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or

(4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on September 25, 2009.

STANDARD PARKING CORPORATION

By:	/s/ James A. Wilhelm James A. Wilhelm
Director, President and Chief Executive Officer (Principal Executive Officer)

Signature	Title	Date

* John V. Holten	Director and Chairman	September 25, 2009

/s/ James A. Wilhelm James A. Wilhelm	Director, President and Chief Executive Officer (Principal Executive Officer)	September 25, 2009

* Charles L. Biggs	Director	September 25, 2009

* Karen M. Garrison	Director	September 25, 2009

* Robert S. Roath	Director	September 25, 2009

* Timothy J. White	Director	September 25, 2009

/s/ G. Marc Baumann G. Marc Baumann	Executive Vice President, Chief Financial Officer, and Treasurer (Principal Financial Officer)	September 25, 2009

/s/ Daniel R. Meyer Daniel R. Meyer	Senior Vice President, Corporate Controller and Asst. Treasurer (Principal Accounting Officer)	September 25, 2009

*	By Robert N. Sacks, as attorney-in-fact

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Form of Underwriting Agreement (to be filed either by amendment to the Registration Statement or as an exhibit to a Current Report of Form 8-K and incorporated by reference herein).

3.1	Second Amended and Restated Certificate of Incorporation of the company filed on June 2, 2004 (incorporated by reference to exhibit 3.1.1 of the company’s Annual Report on Form 10-K filed on March 13, 2009).

3.1.1	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the company effective as of January 7, 2008 (incorporated by reference to exhibit 3.1.1 of the company’s Annual Report on Form 10-K filed on March 13, 2009).

3.2	Third Amended and Restated Bylaws of Standard Parking Corporation dated June 17, 2009 (incorporated by reference to exhibit 3.1 of the company’s Current Report on Form 8-K/A filed on June 22, 2009).

4.1	Specimen common stock certificate (incorporated by reference to exhibit 4.1 of Amendment No. 2 to the company’s Registration Statement on Form S-1, File No. 333-112652, filed on May 18, 2004).

4.2	Registration Rights Agreement dated June 2, 2004 between the company and Steamboat Industries LLC, as amended to join additional financial institutions as parties on May 15, 2009 (incorporated by reference to exhibit 10.2 of the company’s Current Report on Form 8-K filed on May 18, 2009).

5.1*	Opinion of Reed Smith LLP.

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Reed Smith LLP (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature page).

*	Previously filed.